                                                                    EXHIBIT 99.1

                       [PINNACLE FINANCIAL PARTNERS LOGO]

FOR IMMEDIATE RELEASE

                      MEDIA CONTACT:       Vicki Kessler 615-320-7532
                      FINANCIAL CONTACT:   Harold Carpenter 615-744-3742
                      WEBSITE:             www.mypinnacle.com

                   PINNACLE FINANCIAL REPORTS RECORD EARNINGS
          ASSETS GROW TO $727 MILLION AND EARNINGS PER SHARE ARE $0.61

      NASHVILLE, Tenn., Jan. 18, 2005 - Pinnacle Financial Partners Inc. (Nasdaq: PNFP) today reported another record year in earnings. The company reported net income for the year ended December 31, 2004, of $5,319,000, or $0.61 per diluted share, an increase of 91 percent when compared to Pinnacle's net income of $2,555,000, or $0.32 per diluted share for the year ended December 31, 2003. The company also reported net income of $1,689,000, or $0.18 per diluted share, for the quarter ended December 31, 2004, an increase of 64 percent when compared to Pinnacle's net income of $858,000, or $0.11 per diluted share for the same quarter last year.

      Return on average assets for the quarter ended December 31, 2004, was 0.95 percent compared to 0.75 percent for the same quarter last year. Return on average stockholders' equity for the quarter ended December 31, 2004, was 11.61 percent compared to 10.02 percent for the same quarter last year. The firm's efficiency ratio (noninterest expense divided by net interest income and noninterest income) improved to 55.7 percent during the fourth quarter of 2004 compared to 67.9 percent during the fourth quarter of 2003.

      Total assets grew to $727 million as of December 31, 2004, up $229 million or 46 percent from the $498 million reported at December 31, 2003. Loans as of December 31, 2004, were $472 million, or 59 percent higher than the $297 million reported at December 31, 2003. Total deposits increased to $571 million at December 31, 2004, or 46 percent higher than the $391 million reported at December 31, 2003.

      "We are very pleased with our earnings performance for 2004," said M. Terry Turner, President and CEO of Pinnacle Financial Partners. "We also experienced extraordinary growth in loans, deposits and total assets which escalated throughout 2004 and should provide great momentum for 2005."

      Net interest income for the year ended December 31, 2004, was $20.3 million compared to $12.9 million for the same period in 2003. Net interest income for the quarter ended

Pinnacle Reports Continued Growth - 2 of 5

December 31, 2004, was $6.3 million compared to $3.9 million for the quarter ended December 31, 2003. The net interest margin for the fourth quarter of 2004 was 3.78 percent, which was higher than the net interest margin of 3.62 percent reported during the third quarter in 2004. The percentage of daily floating rate loans to total loans was 55.1 percent at December 31, 2004, compared to 55.8 percent at September 30, 2004, and 52.7 percent at December 31, 2003.

      The provision for loan losses was $2,948,000 for the year ended December 31, 2004 compared to $1,157,000 for the year ended December 31, 2003. The provision for loan losses was $1,134,000 for the fourth quarter of 2004 compared to $204,000 in the fourth quarter in 2003. The provision for loan losses was significantly higher in 2004 due to loan growth in 2004 of $175 million compared to loan growth of $87 million in 2003. Additionally, the company recorded net charge-offs of $1,016,000 in 2004 compared to net charge-offs of $115,000 during 2003. The allowance for loan losses represented 1.20 percent of total loans at December 31, 2004. Net charge-offs to average loans for 2004 amounted to 0.27 percent for the year ended December 31, 2004 compared to 0.05 percent for the year ended December 31, 2003. Nonaccrual loans as a percentage of total loans decreased to 0.12 percent at December 31, 2004 from 0.13 percent at December 31, 2003.

      "During the fourth quarter of 2004, we recorded partial charge-offs for two commercial loans," said Mr. Turner. "The combined charge-offs amounted to $884,000. These actions resulted in an increase in our net charge-off ratio for 2004 but also resulted in reductions in the level of nonperforming loans, the ratio of nonperforming assets to total loans, the percentage of loans past due 30 days or more and the percentage of criticized/classified loans to total loans."

      Noninterest income for the year ended December 31, 2004, was $5.5 million compared to $3.3 million during the same period in 2003. Noninterest income for the quarter ended December 31, 2004, was $1,386,000 compared to $924,000 during the same quarter in 2003. These increases were due to the further development of Pinnacle's mortgage origination unit, gains recognized on the sale of loans, increased service charges due to more deposit accounts and increased investment services income from Pinnacle Asset Management. For the quarter ended December 31, 2004, noninterest income represented approximately 18.0 percent of total revenues (the sum of net interest income and noninterest income), compared to
19.2 percent for the same quarter in 2003.

      Noninterest expense for the year ended December 31, 2004, was $15.3 million compared to $11.0 million for the same period in 2003, an increase of 38 percent. Noninterest expense for the quarter ended December 31, 2004, was $4.3 million compared to $3.3 million for the

Pinnacle Reports Continued Growth - 3 of 5

same quarter in 2003. When compared to the third quarter of 2004, noninterest expenses were $263,000 higher in the fourth quarter of 2004. This increase from the third quarter to fourth quarter is attributable to increased occupancy and equipment expenses and increased legal, accounting and consulting costs.

      Compensation expenses were $2.4 million in the fourth quarter of 2004 compared to $2.5 million for the third quarter of 2004, a reduction of $149,000. Compensation expenses were less in the fourth quarter of 2004 as compared to the third quarter of 2004 due to reduced costs associated with the firm's annual cash incentive plan. Virtually all associates participate in the annual cash incentive plan and awards from the plan were based on 2004 year-end results. Pinnacle has and will continue to increase expense levels over time in order to capitalize on current and future market opportunities and to provide the necessary infrastructure to support our growth.

OTHER 2004 HIGHLIGHTS

      - Pinnacle currently has 123 associates with 87 working in client contact areas and 36 in operational and corporate areas, an increase of 33 employees since December 31, 2003. Approximately 34 associate additions are currently planned for 2005 with 22 to be in customer contact areas.

      - During the third quarter of 2004, the firm successfully completed its second follow-on stock offering, issuing 977,500 common shares at $20 per share. The offering resulted in net proceeds of $17.2 million in additional capital to support the future growth of the firm.

      - Pinnacle was named by the Nashville Business Journal as the "Best Place to Work" among Middle Tennessee's large companies. This is the second year for Pinnacle to receive top honors in the annual awards program.

      - Today, Pinnacle opened its seventh office, located in Franklin, Tenn., which is the county seat of Williamson County. The Franklin office is the firm's third office in Williamson County, which has the highest per capita income and one of the highest growth rates of all Tennessee counties.

      - The firm opened its sixth office, located in the West End area of Nashville, during the third quarter of 2004. This office is located adjacent to Vanderbilt University and is in close proximity to Nashville's medical community, including several prominent hospitals and medical office facilities. Pinnacle has also created a financial services unit focused on medical practices. This new unit is based in its

Pinnacle Reports Continued Growth - 4 of 5

            West End location with five associates focused on serving this particular business sector.

      - Pinnacle has completed negotiations on the site for its eighth office to be located in the Hendersonville, Tenn., area, northeast of Nashville's central business district. The firm anticipates this office to be open in mid-2005. Additionally, the firm is considering a ninth location to be opened in late 2005 in the Nashville MSA. Pinnacle expects to add another two offices in the Nashville MSA in 2006, which would bring the company's total number of offices to 11.

INVESTMENT OUTLOOK

      Management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its first quarter 2005 diluted earnings per share will approximate $0.17 to $0.19. Pinnacle estimates diluted earnings per share for the year ending Dec. 31, 2005, to be $0.82 to $0.88. Additionally, Pinnacle is estimating that its ending total asset balances will approximate $900 million by the end of 2005 as a result of continued organic growth. As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments, including the execution of any initiative involving the development of any market other than the current Nashville franchise, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated, may cause the actual results of Pinnacle to differ materially from these estimates. Additionally, the estimates are inclusive of anticipated compensation expenses in the third and fourth quarters of 2005 related to the expensing of stock options that have been and may be granted to employees under the firm's broad-based stock option plans. Pinnacle estimates that the anticipated compensation expense attributable to the expensing of stock options will approximate $0.02 to $0.03 per fully diluted share in the last six months of 2005.

      Pinnacle Financial Partners, the largest financial services firm headquartered in Nashville, provides a full range of banking, investment and insurance products and services targeted at small- to mid-sized businesses and their owners/operators. A number of Pinnacle's senior financial advisors provide comprehensive wealth management services to help clients increase, protect and distribute their assets.

      Pinnacle opened its first office in October 2000 in Commerce Center in Downtown Nashville. Since then the firm has added Nashville offices in the Rivergate, Green Hills and

Pinnacle Reports Continued Growth - 5 of 5

West End areas and offices in Brentwood, Cool Springs and Franklin areas of Williamson County.

      Additional information concerning Pinnacle can be accessed at www.mypinnacle.com.

                                       ###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) increased competition with other financial institutions, (iii) lack of sustained growth in the economy in the Nashville, Tennessee area, (iv) rapid fluctuations or unanticipated changes in interest rates, (v) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vi) the inability of Pinnacle to execute its branch expansion plans and (i) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Pinnacle's most recent annual report on Form 10-KSB. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

                                                                  DECEMBER 31,       DECEMBER 31,
                                                                      2004              2003
---------------------------------------------------------------------------------------------------
ASSETS

Cash and noninterest-bearing due from banks ..................   $   15,243,796    $    13,768,278
Interest-bearing due from banks...............................          379,047          1,180,371
Federal funds sold............................................       11,122,944         32,235,401
                                                                 --------------    ---------------
     Cash and cash equivalents................................       26,745,787         47,184,050

Securities available-for-sale, at fair value .................      183,844,314        139,944,238
Securities held-to-maturity (fair value of $27,134,913).......       27,596,159                  -

Mortgage loans held-for-sale..................................        1,634,900          1,582,600

Loans ........................................................      472,362,219        297,004,110
Less allowance for loan losses ...............................       (5,650,014)        (3,718,598)
                                                                 --------------    ---------------
     Loans, net...............................................      466,712,205        293,285,512

Premises and equipment, net ..................................       11,130,671          6,911,359
Other assets .................................................        9,475,414          9,512,899
                                                                 --------------    ---------------
         Total assets.........................................   $  727,139,450    $   498,420,658
                                                                 ==============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
     Noninterest-bearing demand ..............................   $  114,318,024    $    60,796,396
     Interest-bearing demand .................................       51,751,320         31,407,213
     Savings and money market accounts........................      199,058,240        140,383,878
     Time ....................................................      205,599,425        157,981,525
                                                                 --------------    ---------------
         Total deposits ......................................      570,727,009        390,569,012
Securities sold under agreements to repurchase................       31,927,860         15,050,110
Federal Home Loan Bank advances...............................       53,500,000         44,500,000
Subordinated debt.............................................       10,310,000         10,310,000
Other liabilities ............................................        2,794,406          3,655,155
                                                                 --------------    ---------------
         Total liabilities....................................      669,259,275        464,084,277

Stockholders' equity:
     Preferred stock, no par value; 10,000,000 shares
         authorized; no shares issued and outstanding.........                -                  -
     Common stock, par value $1.00; 20,000,000 shares
         authorized; 8,389,232 issued and outstanding at
         December 31, 2004 and 7,384,106 issued and
         outstanding at December 31, 2003.....................        8,389,232          7,384,106
     Additional paid-in capital...............................       44,376,307         26,990,894
     Unearned compensation....................................          (37,250)                 -
     Retained earnings (accumulated deficit)..................        5,127,023           (189,155)
     Accumulated other comprehensive income, net .............           24,863            150,536
                                                                 --------------    ---------------
         Total stockholders' equity ..........................       57,880,175         34,336,381
                                                                 --------------    ---------------
         Total liabilities and stockholders' equity...........   $  727,139,450    $   498,420,658
                                                                 ==============    ===============

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                                   THREE MONTHS ENDED                  YEAR ENDED
                                                                      DECEMBER 31,                    DECEMBER 31,
                                                                   2004            2003            2004            2003
------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
     Loans, including fees ...................................   $6,285,348  $   3,714,091    $19,909,900   $ 13,709,159
     Securities, available-for-sale
          Taxable.............................................    1,989,532      1,401,480      6,935,902      4,158,064
          Tax-exempt..........................................      180,992         79,022        490,757        217,284
     Federal funds sold and other ............................      117,826         49,408        342,470        177,404
                                                                 ----------  -------------    -----------   ------------
         Total interest income ...............................    8,573,698      5,244,001     27,679,029     18,261,911
                                                                 ----------  -------------    -----------   ------------

INTEREST EXPENSE:
     Deposits ................................................    1,836,505      1,087,724      5,829,395      4,349,365
     Securities sold under agreements to repurchase...........       49,995         23,483        104,085         65,716
     Federal funds purchased and other borrowings.............      409,199        240,220      1,481,072        948,023
                                                                 ----------  -------------    -----------   ------------
         Total interest expense ..............................    2,295,699      1,351,427      7,414,552      5,363,104
                                                                 ----------  -------------    -----------   ------------
         Net interest income .................................    6,277,999      3,892,574     20,264,477     12,898,807
PROVISION FOR LOAN LOSSES ....................................    1,134,101        203,920      2,948,423      1,157,280
                                                                 ----------  -------------    -----------   ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ..........    5,143,898      3,688,654     17,316,054     11,741,527

NONINTEREST INCOME:
     Service charges on deposit accounts......................      249,426        153,863        955,851        513,074
     Investment services......................................      398,180        341,231      1,656,743        998,119
     Fees from origination of mortgage loans..................      378,254        177,848      1,254,836        666,853
     Gain on loans sold (1)...................................       56,354        132,783        513,646        334,249
     Gain on sale of investment securities, net...............            -              -        357,196        247,978
     Other noninterest income ................................      304,229        118,049        734,449        527,207
                                                                 ----------  -------------    -----------   ------------
         Total noninterest income ............................    1,386,443        923,774      5,472,721      3,287,480
                                                                 ----------  -------------    -----------   ------------

NONINTEREST EXPENSE:
     Compensation and employee benefits ......................    2,391,965      2,250,040      9,540,641      7,260,982
     Equipment and occupancy .................................      777,221        504,258      2,405,613      1,827,260
     Marketing and other business development.................      143,998        123,071        606,841        386,905
     Postage and supplies ....................................      114,948         74,517        492,254        347,684
     Other noninterest expense................................      838,824        315,491      2,252,233      1,225,791
                                                                 ----------  -------------    -----------   ------------
         Total noninterest expense ...........................    4,266,957      3,267,377     15,297,582     11,048,622
                                                                 ----------  -------------    -----------   ------------
INCOME BEFORE INCOME TAXES ...................................    2,263,385      1,345,051      7,491,193      3,980,385
     Income tax expense.......................................      574,505        486,826      2,172,283      1,425,746
                                                                 ----------  -------------    -----------   ------------
NET INCOME ...................................................   $1,688,880  $     858,225    $ 5,318,910   $  2,554,639
                                                                 ==========  =============    ===========   ============

PER SHARE INFORMATION:
     Basic net income per common share........................   $     0.20  $        0.12    $      0.69   $       0.35
                                                                 ==========  =============    ===========   ============
     Diluted net income per common share......................   $     0.18  $        0.11    $      0.61   $       0.32
                                                                 ==========  =============    ===========   ============

     Weighted average shares outstanding:
          Basic ..............................................    8,389,232      7,384,106      7,750,943      7,384,106
          Diluted ............................................    9,448,696      8,114,888      8,698,139      7,876,006


----------
(1) During the third quarter of 2004, the company recognized $280,000 in gains from the sale of a single loan.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

       (DOLLARS IN THOUSANDS,                 DEC          SEPT          JUNE           MAR         DEC          SEPT
          EXCEPT PER SHARE DATA)             2004          2004          2004          2004         2003         2003
------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA, AT QUARTER END:
   Total assets........................  $  727,139      685,408       586,313       541,052      498,421       440,693
   Total loans.........................     472,362      434,909       355,267       323,416      297,004       279,702
   Allowance for loan losses...........      (5,650)      (5,434)       (4,466)       (4,042)      (3,719)       (3,492)
   Securities..........................     211,440      191,323       165,528       162,315      139,944       115,421
   Total deposits......................     570,727      541,859       467,321       437,601      390,569       347,191
   Securities sold under agreements
        to repurchase..................      31,928       22,958        23,772        14,699       15,050        19,291
   Advances from FHLB..................      53,500       51,500        47,500        40,500       44,500        39,500
   Subordinated debt...................      10,310       10,310        10,310        10,310       10,310             -
   Total stockholders' equity..........      57,880       56,668        35,125        36,266       34,336        33,245

BALANCE SHEET DATA, QUARTERLY AVERAGES:
   Total assets........................  $  707,131      618,694       555,437       508,260      454,700       406,142
   Total loans.........................     448,611      392,220       343,974       306,549      283,387       269,703
   Securities..........................     203,728      183,721       169,192       149,802      137,243       107,162
   Total earning assets................     670,839      589,554       527,070       482,572      432,691       386,823
   Total deposits......................     562,936      485,300       439,964       402,603      356,030       314,302
   Securities sold under agreements to
         repurchase....................      23,520       25,953        17,523        14,868       16,013        16,136
   Advances from FHLB..................      48,022       49,000        45,736        42,379       43,630        40,239
   Subordinated debt...................      10,310       10,310        10,310        10,310          655             -
   Total stockholders' equity..........      57,721       43,868        35,542        35,705       33,935        32,542

STATEMENT OF OPERATIONS DATA, FOR THE THREE MONTHS ENDED:
   Interest income.....................  $    8,574        7,214         6,225         5,666        5,244         4,702
   Interest expense....................       2,296        1,915         1,689         1,514        1,351         1,317
                                         ----------      -------       -------       -------      -------       -------
       Net interest income.............       6,278        5,299         4,536         4,152        3,893         3,385
   Provision for loan losses...........       1,134        1,012           449           354          204           318
                                         ----------      -------       -------       -------      -------       -------
   Net interest income after provision
       for loan losses.................       5,144        4,287         4,087         3,798        3,689         3,067
   Noninterest income..................       1,386        1,678         1,183         1,225          924         1,024
   Noninterest expense.................       4,267        4,004         3,615         3,412        3,268         2,863
                                         ----------      -------       -------       -------      -------       -------
      Income before taxes..............       2,263        1,961         1,655         1,611        1,345         1,228
      Income tax expense...............         574          570           487           540          487           441
                                         ----------      -------       -------       -------      -------       -------
        Net income.....................  $    1,689        1,391         1,168         1,071          858           787
                                         ==========      =======       =======       =======      =======       =======

PER SHARE DATA:

   Earnings - basic....................  $     0.20         0.18          0.16          0.15         0.12          0.11
   Earnings - diluted..................  $     0.18         0.16          0.14          0.13         0.11          0.10
   Book value at quarter end (1).......  $     6.90         6.75          4.74          4.91         4.65          4.50

   Weighted avg. shares - basic........   8,389,232    7,832,512     7,397,920     7,384,106    7,384,106     7,384,106
   Weighted avg. shares - diluted......   9,448,696    8,857,015     8,279,114     8,213,730    8,114,888     7,944,654
   Common shares outstanding...........   8,389,232    8,389,232     7,404,586     7,384,106    7,384,106     7,384,106

CAPITAL RATIOS (2):
   Equity to total assets..............         8.0%         8.3%          6.0%          6.7%         6.8%          7.5%
   Leverage............................         9.7%        10.9%          8.4%          9.0%        10.5%          8.2%
   Tier 1 risk-based...................        11.7%        12.4%         10.2%         11.2%        11.8%          9.6%
   Total risk-based....................        12.7%        13.4%         11.2%         12.1%        12.8%         10.6%
                   ....................

INVESTOR INFORMATION:
   Closing sales price.................  $    22.62        21.50         18.30         15.25        11.75          9.88
   High sales price during quarter.....  $    25.10        23.70         18.67         15.50        12.95          9.97
   Low sales price during quarter......  $    22.05        17.70         13.50         11.65         9.68          8.00

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

             (DOLLARS IN THOUSANDS,                 DEC         SEPT         JUNE           MAR           DEC          SEPT
                EXCEPT PER SHARE DATA)             2004         2004         2004          2004          2003          2003
----------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS AND OTHER DATA:
   Return on average assets.....................   0.95%        0.89%         0.82%         0.85%        0.75%         0.77%
   Return on average stockholders' equity.......  11.61%       12.58%        12.83%        12.03%       10.02%         9.59%
   Net interest margin (3)......................   3.78%        3.62%         3.51%         3.49%        3.62%         3.51%
   Noninterest income to total revenue (4)......   18.1%        24.1%         20.7%         22.8%        19.2%         23.2%
   Noninterest income to avg. assets............   0.78%        1.08%         0.85%         0.97%        0.81%         1.00%
   Noninterest exp. to avg. assets..............   2.39%        2.57%         2.61%         2.69%        2.85%         2.80%
   Efficiency ratio (5).........................   55.7%        57.4%         63.2%         63.5%        67.9%         65.0%
   Avg. loans to average deposits...............   79.7%        80.8%         78.2%         76.6%        80.2%         85.7%
   Securities to total assets...................   29.1%        27.9%         28.2%         30.0%        28.1%         26.2%
   Average interest-earning assets to average
          interest-bearing liabilities..........  121.9%       121.0%        118.3%        118.1%       118.7%        118.8%
   Brokered time deposits to total deposits.....    7.6%         8.2%          8.8%          8.2%         9.9%         11.2%

SELECTED GROWTH RATES, LAST TWELVE MONTHS (6):
   Total average assets.........................   55.6%        52.3%         52.0%         55.9%        59.0%         66.9%
   Average loans................................   58.3%        45.4%         40.2%         40.8%        40.8%         49.0%
   Total average deposits.......................   58.2%        54.4%         58.5%         65.3%        65.1%         72.8%

   Total revenue (4)............................   59.1%        58.2%         48.1%         73.6%        66.6%         58.8%
   Total noninterest expense....................   30.6%        39.8%         35.1%         52.2%        46.5%         31.3%
   Diluted earnings per share...................   68.3%        58.5%        104.0%        168.6%       181.7%        251.6%

ASSET QUALITY INFORMATION AND RATIOS:
   Nonaccrual loans............................. $  561        1,332         1,339            86          379         1,095
   Past due loans over 90 days and still
          accruing interest..................... $  146           95            35            64          182            88
   Net loan charge-offs (7)..................... $  918           43            25            30          (23)           15
   Allowance for loan losses to total loans.....   1.20%        1.25%         1.26%         1.25%        1.25%         1.25%
   As a percentage of total loans and ORE:
          Past due loans over 30 days ..........   0.37%        0.69%         0.21%         0.30%        0.48%         0.69%
          Nonperforming assets..................   0.12%        0.31%         0.38%         0.03%        0.13%         0.39%
          Potential problem loans (8)...........   0.02%        0.08%         0.11%         0.57%        0.57%         0.22%
   Annualized net loan charge-offs
         (recoveries) to avg. loans (9).........   0.27%        0.04%         0.03%         0.04%        0.05%         0.08%
   Avg. commercial loan internal risk
          ratings (8)...........................    3.9          3.8           3.9           3.9          4.0           3.9
   Avg. loan account balances (10).............. $  161          157           149           147          153           150

INTEREST RATES AND YIELDS:
   Loans  ......................................   5.58%        5.25%         5.27%         5.14%        5.17%         5.41%
   Securities...................................   4.34%        4.33%         4.00%         4.45%        4.35%         3.66%
   Federal funds sold and other.................   2.72%        2.50%         2.20%         1.47%        2.26%         2.28%
   Total earning assets.........................   5.12%        4.90%         4.78%         4.73%        4.83%         4.84%
   Total deposits, including
          non-interest bearing..................   1.56%        1.22%         1.21%         1.17%        1.21%         1.35%
   Securities sold under agreements
          to repurchase.........................   0.85%        0.51%         0.26%         0.25%        0.58%         0.38%
   Federal funds purchased and
          FHLB advances.........................   2.34%        2.14%         2.08%         2.19%        2.05%         2.23%
   Subordinated debt............................   4.77%        4.58%         3.54%         3.98%        3.98%            -
   Total deposits and other
          interest-bearing liabilities..........   1.66%        1.33%         1.31%         1.29%        1.28%         1.40%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

           (DOLLARS IN THOUSANDS,                      DEC          SEPT         JUNE           MAR          DEC        SEPT
              EXCEPT PER SHARE DATA)                  2004          2004         2004          2004         2003        2003
------------------------------------------------------------------------------------------------------------------------------
OTHER INFORMATION:
   Mortgage loan originations.....................  $ 17,584       22,382       16,061        10,845       10,148      14,742
   Fees from origination of mortgage loans........  $    378          419          266           192          178         245
   Fees from origination of mortgage loans to
          mortgage loan originations..............      2.14%        1.87%        1.66%         1.77%        1.75%       1.66%
   Gains on sales of investment securities, net...  $      -          109            -           248            -         114
   Brokerage account assets, at quarter-end (11)..  $398,000      368,000      344,000       351,000      319,000     247,000
   Floating rate loans as a percentage of
          loans (12)..............................      55.1%        55.8%        52.5%         52.4%        52.7%       53.7%
   Balance of loan participations sold to other
          banks and serviced by Pinnacle, at
          quarter end.............................  $ 57,678       53,343       58,530        54,772       51,653      45,981
   Total core deposits to total deposits (13).....      62.3%        61.8%        59.8%         62.8%        60.1%       55.5%
   Total assets per full-time equivalent
          employee................................  $  5,960        5,909        5,776         5,695        5,569       5,474
   Annualized revenues per full-time
          equivalent employee.....................  $  251.3        240.6        225.4         226.4        215.3       211.2
   Number of employees (full-time equivalent).....     122.0        116.0        101.5          95.0         89.5        83.5
   Associate retention rate (14)..................      98.4%        97.4%        97.5%         97.4%        96.1%       95.7%

----------
(1) Book value per share computed by dividing total stockholders' equity by common shares outstanding

(2) Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

       Equity to total assets - End of period total stockholders' equity as a percentage of end of period assets.

       Leverage - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

       Tier 1 risk-based - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

       Total risk-based - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

(3) Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets. Included in the third quarter of 2004 net interest income was $80,000 in income related to the liquidation of a particular borrower's assets. Excluding this transaction the net interest margin for the Company for the third quarter of 2004 would have approximated 3.54%. Management believes excluding this item from its net interest margin calculation is more meaningful under the circumstances as the increase in net interest income from this particular transaction is not expected to reoccur and the modified presentation of net interest margin is more comparable to prior periods.

(4) Total revenue is equal to the sum of net interest income and noninterest income.

(5) Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(6) Growth rates are calculated by dividing amounts for the current quarter by the same quarter of the previous year.

(7) During the fourth quarter of 2004, the Company incurred two large commercial charge-offs of approximately $850,000 which had been previously on nonaccruing status.

(8) Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately). Additionally, loans rated "8" or worse are considered potential problem loans. Potential problem loans do not include nonperforming loans. Generally, consumer loans are not subjected to internal risk ratings.

(9) Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

(10) Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

(11) At fair value, based on information obtained from the company's third party broker/dealer for non-FDIC insured financial products and services.

(12) Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle's prime lending rate or other factors.

(13) Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of $100,000 or less. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

(14) Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.